Exhibit 99.1

CNX Coal Resources Acquires Additional Interest in Pennsylvania Mining Complex

PITTSBURGH, PA – October 3, 2016 - CNX Coal Resources LP (NYSE: CNXC) (the “Partnership”) and CONSOL Energy Inc. (NYSE: CNX) (the “Sponsor”), announced that the Partnership has acquired an additional 5% undivided interest in the Pennsylvania Mining Complex (“PAMC”) and associated infrastructure from the Sponsor for $88.8 million. The transaction is effective September 30, 2016. The acquisition increased the Partnership’s undivided interest in the PAMC to 25%.

CNXC funded the transaction with a combination of available borrowings under its credit facility in the amount of $21.5 million and the issuance of convertible preferred units representing limited partner interests (the “Preferred Units”) to the Sponsor valued at $67.3 million. The Preferred Units were issued at a price of $17.01 per unit, a 15% premium to the volume weighted average price of CNXC’s common units over the fifteen trading days ending on September 29, 2016. The Preferred Units will pay quarterly distributions in additional Preferred Units or cash, at the Partnership’s election, equal to an annual rate of 11.00% of the issue price, subject to certain adjustments. The Partnership has the right to cause the conversion of all outstanding Preferred Units into common units, subject to certain conditions, at any time after September 30, 2019. In addition, the Preferred Units will be convertible into common units, generally on a one-for-one basis, subject to certain adjustments, at the holder’s option after September 30, 2017.

“I am very excited about this acquisition as we increase our ownership of the premier coal mining assets in the U.S. These assets are very familiar to our unitholders and this transaction supports our previously outlined growth strategy” said Jimmy Brock, chief executive officer of CNX Coal Resources GP LLC, the General Partner of the Partnership. “With coal markets beginning to recover, we believe the timing is right for us to consummate this acquisition. The transaction has been structured to allow more balance sheet flexibility for CNXC as well as create a larger base of cash flow to support ongoing partnership distributions.”

“This is a win-win for both CONSOL Energy and CNX Coal Resources,” commented Nicholas J. DeIuliis, president and chief executive officer of CONSOL Energy Inc. “This transaction moves CONSOL one step closer to executing our strategic goal of fully separating the coal and gas businesses, while generating cash proceeds from the sale. All in, this deal strengthens CNXC’s balance sheet and liquidity position, while benefitting CONSOL.”

The terms of the acquisition and financing were approved by the conflicts committee of the board of directors of CNX Coal Resources GP LLC. Evercore acted as the financial advisor and Andrews Kurth Kenyon LLP acted as the legal advisor to the conflicts committee. Stifel, Nicolaus and Company, Incorporated acted as financial advisor to the management teams of the Sponsor and the Partnership. Latham & Watkins LLP acted as legal counsel to the Sponsor.

Cautionary Statements

Various statements in this release, including those that express a belief, expectation or intention, may be considered forward-looking statements under federal securities laws that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release speak only as of the date of this press release; we disclaim any obligation to update these statements. We have based these forward-looking statements on our current expectations and assumptions about future events. While the management of the Sponsor and the Partnership consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Sponsor and the Partnership. These risks, contingencies and uncertainties relate to, among other matters, the following: generation of sufficient distributable cash flow to support the payment by the Partnership of minimum quarterly distributions; changes in coal prices or the costs of mining or transporting coal; uncertainty in estimating economically recoverable coal reserves and replacement of reserves; the Partnership’s ability to develop existing coal reserves and successfully execute its mining plans; changes in general economic conditions, both domestically and globally; competitive conditions within the coal industry; changes in the consumption patterns of coal-fired power plants and steelmakers and other factors affecting the demand for coal by coal-fired power plants and steelmakers; the availability and price of coal to the consumer compared to the price of alternative and competing fuels; competition from the same and alternative energy sources; energy efficiency and technology trends; the ability of the Sponsor and the Partnership to successfully implement their business plans; the price and availability of debt and equity financing; operating hazards and other risks incidental to coal mining; major equipment failures and difficulties in obtaining equipment, parts and raw materials; availability, reliability and costs of transporting coal; adverse or abnormal geologic conditions, which may be unforeseen; natural disasters, weather-related delays, casualty losses and other matters beyond the control of the Sponsor and the Partnership; interest rates; labor availability, relations and other workforce factors; defaults by the Sponsor under the operating agreement and employee services agreement between the Sponsor and the Partnership; changes in availability and cost of capital; changes in the Partnership’s tax status; delays in the receipt of, failure to receive or revocation of necessary governmental permits; defects in title or loss of any leasehold interests with respect to our properties; the effect of existing and future laws and government regulations, including the enforcement and interpretation of environmental laws thereof; the effect of new or expanded greenhouse gas regulations; the effects of litigation; and other factors discussed in the Sponsor’s and the Partnership’s Annual Reports on Form 10-K under “Risk Factors,” as updated by any subsequent Quarterly Reports on Form 10-Q, which are on file at the Securities and Exchange Commission.

About CNX Coal Resources LP

CNX Coal Resources is a growth-oriented master limited partnership formed by CONSOL Energy Inc. (NYSE: CNX) to manage and further develop all of CONSOL’s active thermal coal operations in Pennsylvania. Its assets include, after the closing of the acquisition, a 25% undivided interest in and operational control over, the PAMC, which consists of three underground mines and related infrastructure. More information is available on our website www.cnxlp.com.

About CONSOL Energy

CONSOL Energy Inc. (NYSE: CNX) is a Pittsburgh-based energy producer, and one of the largest independent natural gas exploration, development and production companies, with operations centered in the major shale formations of the Appalachian basin. The company deploys an organic growth strategy focused on developing its substantial resource base. As of December 31, 2015, CONSOL Energy had 5.6 trillion cubic feet equivalent of proved natural gas reserves. CONSOL Energy is a member of the Standard & Poor’s Midcap 400 Index. Additional information may be found at www.consolenergy.com.

Contacts:

CNX Coal Resources Investor:

Mitesh Thakkar, at (724) 485-3133 and miteshthakkar@cnxlp.com

CONSOL Energy Investor:

Tyler Lewis, at (724) 485-3157 and tylerlewis@consolenergy.com

Media:

Brian Aiello, at (724) 485-3078 and brianaiello@consolenergy.com

Source: CNX Coal Resources LP and CONSOL Energy Inc.